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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122117, No. 333-34910, No. 333-61926, No.
333-82120, No. 333-103233 and No. 333-112621) of PCTEL, Inc. of our report dated
March 30, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Chicago, Illinois
March 31, 2005